EXHIBIT (a)(3)

Notice of Guaranteed Delivery

All Outstanding Shares of Class A Common Stock

All Outstanding Shares of Class B Common Stock

All Outstanding Shares of Series A Perpetual Convertible Preferred Stock and

All Outstanding Warrants to Purchase Shares of Class A Common Stock

of

WESTWAY GROUP, INC.

to

BISHOP INFRASTRUCTURE III ACQUISITION COMPANY, INC.

a wholly-owned subsidiary of

BISHOP INFRASTRUCTURE II ACQUISITION COMPANY, INC.

and a controlled affiliate of

EQT INFRASTRUCTURE II LIMITED PARTNERSHIP

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 30, 2013, UNLESS THE OFFER IS

EXTENDED

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to tender your Securities in the Offer (as defined below):

(i)	if certificates evidencing: (A) shares of Class A common stock, par value $0.0001 per share (which we refer to as the “Class A Common Stock”), of Westway Group, Inc., a Delaware corporation (which we refer to as the “Company”), (B) shares of Class B common stock, par value $0.0001 per share (which we refer to as the “Class B Common Stock,” and together with the Class A Common Stock, as the “Common Stock”), of the Company, (C) shares of Series A perpetual convertible preferred stock, par value $0.0001 per share (which we refer to as the “Preferred Stock,” and together with the Common Stock, as the “Shares”), of the Company, or (D) warrants to purchase shares of Class A Common Stock at a per share exercise price equal to $5.00 (which we refer to as the “Warrants,” and together with the Shares, as the “Securities;” we refer to such certificates as the “Certificates”), are not immediately available;

(ii)	if the Letter of Transmittal (as defined in the Offer to Purchase) and all other documents required by the Letter of Transmittal cannot be delivered to Continental Stock Transfer & Trust Company, acting as depositary for the Offer (which we refer to as the “Depositary”), at or prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase (as defined below)); or

(iii)	if the procedure for delivery by book-entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery may be delivered by hand, mail or by facsimile transmission to the Depositary. See Section 4 of the Offer to Purchase – “Procedures for Accepting the Offer and Tendering Securities.”

The Depositary for the Offer is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Mail, By Hand or By Overnight Courier:

Continental Stock Transfer &

Trust Company

Corporate Actions Department

17 Battery Place, 8th Floor

New York, NY 10004

By Facsimile:

(For Eligible Institutions Only)

(212) 509-5150

Confirm Facsimile Transmission

(by Telephone Only):

(917) 262-2378

(For Confirmation Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY FOR PURPOSES OF THE OFFER.

THE PROCEDURES FOR GUARANTEED DELIVERY WILL NOT BE AVAILABLE DURING ANY SUBSEQUENT OFFERING PERIOD. SEE SECTION 4 OF THE OFFER TO PURCHASE – “PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SECURITIES.”

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Bishop Infrastructure III Acquisition Company, Inc. (the “Purchaser”), a Delaware corporation and a wholly-owned subsidiary of Bishop Infrastructure II Acquisition Company, Inc., a Delaware corporation and a controlled affiliate of EQT Infrastructure II Limited Partnership, a limited partnership registered in England and Wales, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 31, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as each may be amended or supplemented from time to time, the “Letter of Transmittal”) which, together with the Offer to Purchase, constitutes the “Offer,” the number of Shares and/or Warrants specified below pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase – “Procedures for Accepting the Offer and Tendering Securities.”

Number and Class of Securities (please specify):

Certificate Nos. (If Available):

☐ Check this box if shares of Class A Common Stock will be delivered by book-entry transfer:

Book-Entry Transfer Facility Account No.

(SIGNATURE(S) OF HOLDER(S))

Dated:	, 2013

(PLEASE TYPE OR PRINT NAME)

(ADDRESS)

(ZIP CODE)

(DAYTIME AREA CODE AND TELEPHONE NO.)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Institution”), guarantees to deliver to the Depositary either Certificates representing the Securities tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Securities into the Depositary’s account at Depositary Trust Company, together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer of shares of Class A Common Stock, confirmation of the book-entry transfer of such Shares in the Depositary’s account at Depositary Trust Company, together with an Agent’s Message (as defined in the Offer to Purchase)), in each case together with any other documents required by the Letter of Transmittal, within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Certificates (or confirmation of book-entry transfer of shares of Class A Common Stock, together with an Agent’s Message) to the Depositary at or prior to the Expiration Date (as defined in the Offer to Purchase). Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
(AUTHORIZED SIGNATURE)

Address:	Name:

(PLEASE TYPE OR PRINT)
Title:
(ZIP CODE)

Area Code and Tel.	Dated:	, 2013
No.:

DO NOT SEND CERTIFICATES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.